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                                                                Exhibit 10.26(a)

                               AMENDMENT NO. 1 TO
                          THE ATMOS ENERGY CORPORATION
                      SUPPLEMENTAL EXECUTIVE BENEFITS PLAN

     THIS AMENDMENT NO. 1 TO THE ATMOS ENERGY CORPORATION SUPPLEMENTAL EXECUTIVE BENEFITS PLAN (the "Amendment") is effective this 13th day of August, 1997.

     WHEREAS, ATMOS ENERGY CORPORATION (the "Company") has heretofore adopted The Atmos Energy Corporation Supplemental Executive Benefits Plan (the "Plan") which was last amended and restated in its entirety on May 14, 1997; and

     WHEREAS, pursuant to Section 9.1 of the Plan which permits the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects as hereinafter provided.

     NOW, THEREFORE, the Company does hereby amend the Plan in the following respects:

     Section 2.1(e)(iii) of the Plan which defines one component of the term "Compensation" for purposes of the Plan is hereby amended to read in its entirety as follows:

     "(iii) The Participant's annual car allowance at the date of his termination of employment, or in the event the Participant is provided a Company car in lieu of an annual car allowance, that amount equivalent to the annual car allowance provided by the Company to a person who is a Vice President of the Company at the time of the Participant's termination of employment."

     IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. 1 TO THE ATMOS ENERGY CORPORATION SUPPLEMENTAL EXECUTIVE BENEFITS PLAN to be executed in its name and on its behalf this 13th day of August, 1997.


                                    ATMOS ENERGY CORPORATION


                                    By:  /s/ Robert W. Best
                                       -----------------------
                                         Robert W. Best,
                                    Chairman, President and CEO